Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS;
NET INVESTMENT INCOME OF $0.38 PER SHARE;
BOARD DECLARES SECOND QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., May 10, 2016 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2016 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2016 was $18.3 million, or $0.38 per share on a diluted basis, net of $0.09 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended March 31, 2016 was $11.5 million, or $0.24 per share.

•	Net asset value per share at March 31, 2016 decreased to $14.66 from $14.78 at December 31, 2015 primarily as a result of wider spreads unrelated to credit quality.

•	Total acquisitions during the quarter ended March 31, 2016 were $114.1 million and total dispositions were $66.1 million.

•	On May 10, 2016, our board of directors declared a second quarter dividend of $0.36 per share payable on June 30, 2016 to shareholders of record as of June 16, 2016.

“We are pleased to have out-earned our dividend again in the first quarter even with a lower level of prepayments,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We also increased our investment yield and made significant net deployments into higher yielding assets. The credit quality of our diversified portfolio remains strong with floating rate debt comprising over 80% of our debt portfolio.”

“We are also excited about CNO Financial Group’s recent investment in Tennenbaum Capital Partners, which includes a $30 million convertible note issued by TCP Capital. We believe this attractive financing is another example of our commitment to accessing new sources of capital in ways that are advantageous to our shareholders,” said Mr. Levkowitz.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2016, our investment portfolio consisted of debt and equity positions in 90 portfolio companies with a total fair value of approximately $1,227 million. Debt positions represented approximately 96% of the portfolio at fair value, substantially all of which were senior secured debt. Equity positions represented approximately 4% of our investment portfolio.

As of March 31, 2016, the weighted average annual effective yield of our debt portfolio was approximately 11.0%.(1) As of March 31, 2016, approximately 81% of our debt portfolio at fair value had floating interest rates. As of March 31, 2016, we had three debt investments in two issuers on non-accrual status, totaling 0.4% of the portfolio at fair value.

___________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended March 31, 2016, we invested approximately $114.1 million, primarily in six investments, comprised of four new and two existing portfolio companies. The investments were comprised of approximately $91.9 million in senior secured loans and $16.4 million in senior secured notes. The remaining $5.8 million were comprised of $5.0 million in equity interests in two portfolios of debt and lease assets, as well as $0.8 million in two warrant positions received in connection with debt investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $66.1 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of March 31, 2016, total assets were $1,271.2 million, net assets applicable to common shareholders were $714.1 million and net asset value per share was $14.66, as compared to $1,239.1 million, $722.0 million, and $14.78 per share, respectively on December 31, 2015.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2016 was approximately $34.6 million, or $0.71 per share, including $0.02 per share from prepayment premiums and related amortization, $0.04 per share from original issue discount accretion, $0.03 per share from income paid in kind and $0.02 per share from other income. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2016 were approximately $11.7 million, or $0.24 per share, including interest and other debt expenses of $5.5 million, or $0.11 per share. We also incurred incentive compensation from net investment income of $4.6 million, or $0.09 per share. Excluding incentive compensation and interest and other debt expenses, annualized first quarter expenses were 3.4% of average net assets.

Net investment income for the three months ended March 31, 2016 was approximately $22.9 million, or $0.47 per share, before related incentive compensation. Net investment income after related incentive compensation was $18.3 million, or $0.38 per share.

Net realized losses for the three months ended March 31, 2016 were $2.6 million, or $0.05 per share, primarily comprised of a $3.0 million loss on the taxable reorganization of our investment in Boomerang Tube, LLC, which did not materially impact its market value. During the three months ended March 31, 2016, we recognized $4.2 million, or $0.09 per share, in net unrealized losses, primarily comprised of a markdown of $1.4 million on BPA Laboratories, Inc. to just above par on the expiration of call protection, as well as various markdowns in the portfolio as market yield spreads generally widened. These were partially offset by certain unrealized gains from improved credit, including a $3.9 million gain on our loan to Securus Technologies, Inc. on favorable regulatory developments. Net realized and unrealized losses for the three months ended March 31, 2016 were $6.8 million, or $0.14 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended March 31, 2016 was $11.5 million, or $0.24 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2016, available liquidity was approximately $221.4 million, comprised of approximately $204.0 million in available capacity under the leverage program and $22.7 million in cash and cash equivalents, less approximately $5.3 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at March 31, 2016 was 3.28%.

Total debt outstanding at March 31, 2016 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility
Revolver	2018	L+1.75	%(2)	$44,000,000	$72,000,000	$116,000,000
Term Loan	2018	L+1.75	%(2)	100,500,000	-	100,500,000
Convertible Notes ($108 million par)	2019	5.25%		106,217,915	-	106,217,915
TCPC Funding Facility	2020	L+2.50	%(3)	244,000,000	106,000,000	350,000,000
SBA Debentures	2024-2025	2.81	%(4)	49,000,000	26,000,000	75,000,000	(5)
Total leverage				543,717,915	$204,000,000	$747,717,915
Unamortized issuance costs				(4,122,609)
Total leverage				$539,595,306

(1)	Except for the Convertible Notes, all carrying values are the same as the principal amounts outstanding
(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations
(3)	L+2.25%, subject to certain funding requirements
(4)	Weighted-average interest rate on pooled loans of $42.8 million, excluding fees of 0.36%. As of March 31, 2016, the remaining $6.2 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 1.20% plus fees of 0.36% through September 23, 2016, the date of the next Small Business Administration (“SBA”) pooling.
(5)	Anticipated total capacity of $150 million, subject to approval by the SBA after full funding of our existing $75 million commitment

On May 4, 2016, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Stock repurchases during the three months ended March 31, 2016 were approximately $1.9 million, or 141,000 shares.

RECENT DEVELOPMENTS

On May 10, 2016, our board of directors declared a second quarter cash dividend of $0.36 per share payable on June 30, 2016 to stockholders of record as of the close of business on June 16, 2016.

On April 18, 2016, we issued a $30.0 million 5.25% convertible note due 2021 to CNO Financial Investments Corp. (the “CNO Note”). The CNO Note is convertible into equity, and will only convert at or above our then current net asset value. The conversion price is the greater of (a) the closing price of our common shares on the conversion date and (b) our then-current net asset value. No placement agent or underwriting fees were incurred in connection with the transaction. The CNO Note will mature on April 30, 2021 unless previously converted. The holder may convert the CNO Note at its option at any time in whole or in part prior to April 30, 2021. Additionally, the CNO Note will be automatically converted in its entirety, without any further action by the holder, on the date on which the closing price of our common stock has been at or above our most recent publicly reported net asset value for at least ten trading days (whether or not consecutive) in a 20 consecutive trading day period.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, May 10, 2016 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 85851337 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2016 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 17, 2016. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 85851337.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,157,582,658 and $1,123,682,687, respectively)	$1,131,433,680	$1,099,208,475
Companies 5% to 25% owned (cost of $71,578,769 and $68,862,518, respectively)	70,467,574	69,008,931
Companies more than 25% owned (cost of $50,326,748 and $39,162,221 respectively)	25,243,374	14,702,319
Total investments (cost of $1,279,488,175 and $1,231,707,426, respectively)	1,227,144,628	1,182,919,725

Cash and cash equivalents	22,691,133	35,629,435
Accrued interest income:
Companies less than 5% owned	10,803,929	8,842,528
Companies 5% to 25% owned	1,011,550	741,306
Companies more than 25% owned	480,715	29,230
Deferred debt issuance costs	4,991,822	5,390,241
Unrealized appreciation on swaps	2,634,515	3,229,442
Options (cost of $331,077 and $51,750, respectively)	232,362	-
Prepaid expenses and other assets	1,234,615	2,331,044
Total assets	1,271,225,269	1,239,112,951

Liabilities
Debt, net of unamortized issuance costs	539,595,306	498,205,471
Payable for investments purchased	5,285,571	6,425,414
Incentive allocation payable	4,574,076	5,207,606
Interest payable	4,151,389	2,911,257
Payable to the Advisor	682,970	508,334
Accrued expenses and other liabilities	2,875,299	3,877,852
Total liabilities	557,164,611	517,135,934

Commitments and contingencies

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	-	-

Net assets applicable to common shareholders	$714,060,658	$721,977,017

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 48,694,292 and 48,834,734 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	$48,694	$48,834
Paid-in capital in excess of par	876,525,050	878,383,356
Accumulated net investment income	23,027,133	22,261,793
Accumulated net realized losses	(136,678,194)	(132,483,593)
Accumulated net unrealized depreciation	(48,862,025)	(46,233,373)
Net assets applicable to common shareholders	$714,060,658	$721,977,017

Net assets per share	$14.66	$14.78

TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2016	2015

Investment income
Interest income:
Companies less than 5% owned	$30,810,782	$30,277,150
Companies 5% to 25% owned	1,532,728	1,108,278
Companies more than 25% owned	531,013	170,825
Lease income:
Companies more than 25% owned	776,071	291,705
Other income:
Companies less than 5% owned	938,688	967,395
Total investment income	34,589,282	32,815,353

Operating expenses
Interest and other debt expenses	5,545,281	4,104,617
Management and advisory fees	4,504,084	4,359,198
Legal fees, professional fees and due diligence expenses	502,695	306,122
Administrative expenses	421,736	392,794
Director fees	107,924	85,089
Insurance expense	100,934	83,477
Custody fees	80,526	70,188
Other operating expenses	455,723	473,386
Total operating expenses	11,718,903	9,874,871

Net investment income	22,870,379	22,940,482

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(2,943,705)	(105,868)
Investments in companies 5% to 25% owned	315,053	395
Investments in companies more than 25% owned	-	19,167
Net realized loss	(2,628,652)	(86,306)

Change in net unrealized appreciation/depreciation	(4,194,601)	521,860
Net realized and unrealized gain (loss)	(6,823,253)	435,554

Net increase in net assets from operations	16,047,126	23,376,036

Dividends on Series A preferred equity facility	-	(362,673)
Net change in accumulated dividends on Series A preferred equity facility	-	20,734
Distributions of incentive allocation to the General Partner from:
Net investment income	(4,574,076)	(4,519,709)

Net increase in net assets applicable to common shareholders resulting from operations	$11,473,050	$18,514,388

Basic and diluted earnings per common share	$0.24	$0.38
Basic and diluted weighted average common shares
Outstanding	48,746,521	48,711,437

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 1, 2015 as amended by that certain Post-Effective Amendment No. 2, dated May 6, 2016, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT
TCP Capital Corp.
Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com